SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 5, 2003

(Date of Report)

EXPEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-27429	91-1996083
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005

(Address of Principal Executive Offices, including Zip Code)

(425) 564-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press Release issued February 5, 2003

99.2	Press Release issued February 5, 2003

Item	9. Regulation FD Disclosure

On February 5, 2003, Expedia, Inc. (the “Company”) issued a press release reporting its fourth quarter financial results and announcing a stock repurchase plan and stock split. A copy of this press release appearing in Exhibit 99.1 is furnished and not filed pursuant to Regulation FD.

On February 5, 2003, the Company issued a press release announcing that Erik Blachford will succeed Richard Barton as the Company’s Chief Executive Officer. A copy of this press release appearing in Exhibit 99.2 is furnished and not filed pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Dated: February 5, 2003	By:	/s/ Gregory S. Stanger
Gregory S. Stanger Senior Vice President Chief Financial Officer

Exhibits

99.1    Press Release issued February 5, 2003.

99.2     Press Release issued February 5, 2003